UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

T3 DEFENSE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

575 Fifth Avenue, 14th Floor

New York, New York 10017

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DFNS	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one Share of Common Stock for $92.00 per share	DFNSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

T3 Defense Inc., a Delaware corporation (the “Company”), approved a reverse stock split of the Company’s issued and outstanding shares of common stock (“Common Stock”), at a ratio of 1-for-50 as disclosed on the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 13, 2026. The Board of Directors of the Company has determined to increase the amount of the reverse stock split of the Company's issued and outstanding Common Stock at a ratio of 1-for-125 (the “Reverse Stock Split”). The Reverse Stock Split was duly approved in a special meeting of the stockholders held on June 24, 2026. On July 15, 2026, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split will become effective as of 12:01 a.m., Eastern Time, on July 20, 2026, and the Company’s Common Stock will begin trading on the Nasdaq Stock Market on a split-adjusted basis when the market opens on July 20, 2026.

Reasons for the Reverse Stock Split

The Company is implementing the Reverse Stock Split to raise the per share bid price of the Company’s Common Stock above $1.00 per share and bring the Company back into compliance with Nasdaq Listing Rule 5550(a)(2). The Company will have regained compliance once the Company’s Common Stock trades at or above $1.00 for a minimum of 10 consecutive trading days, at which time Nasdaq will provide the Company with notice that it has regained compliance. The Company cannot provide assurance that the Reverse Stock Split will achieve the desired effects or that, if achieved, such desired effects will be sustained.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number

The Reverse Stock Split will become effective on July 20, 2026 (the “Effective Date”). The Common Stock will begin trading on a split-adjusted basis at the commencement of trading on the Effective Date, under the Company’s existing trading symbol “DFNS.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 67054R302.

Split Adjustment; Treatment of Fractional Shares

On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be exchanged for the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split, divided by one-hundred twenty-five (125), with such resulting number of shares rounded up to the nearest whole share. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration shall be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. The Company does not intend to round up fractional shares at the beneficial level and will instead round any such fractional shares up at the participant level. Also on the Effective Date, all equity awards outstanding immediately prior to the Reverse Stock Split will be adjusted to reflect the Reverse Stock Split.

Certificated and Non-Certificated Shares

Each certificate, or book entry, that immediately prior to the Reverse Stock Split represented shares of Common Stock, will, following the Reverse Stock Split, represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry have been combined, subject to the treatment of fractional shares as described above.

Stockholders who hold their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Delaware State Filing

The Reverse Stock Split will be effected pursuant to the Company’s filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. A copy of the form of the Certificate is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Capitalization

The Company is authorized to issue 150,000,000 shares of Common Stock and 10,000,000 shares of preferred stock (the “Preferred Stock”). There will be no change to the number of authorized capital stock of the Company or to the rights limitations and privileges, including voting rights, of the Company’s designated and outstanding shares of Preferred Stock. The Reverse Stock Split will have no effect on the par value of the Common Stock or the Preferred Stock.

Immediately after the Reverse Stock Split, each Common Stockholder’s percentage ownership interest in the Company’s Common Stock and proportional voting power of the Company’s Common Stock shall remain unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares. The rights and privileges of the holders of shares of Common Stock will remain unaffected by the Reverse Stock Split.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 DEFENSE INC.

Date: July 16, 2026	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	Chief Executive Officer

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